UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 5, 2008 (March 3, 2008)

Genesis Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-33073	20-2775009
(State or other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

15849 N. 71st Street, Suite 226
Scottsdale, Arizona 85254-2179
(Address of Registrant's Principal Executive Offices) (Zip Code)

(480) 281-1494
(Registrant's telephone number, including area code)

1525 Clover Hill Road, Mansfield, Texas 76063
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items in Form 8-K

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)	Dismissal of Weaver & Martin LLC as Registrant's Principal Independent Accountants

(i) On March 3, 2008, Genesis Holdings, Inc. (the "Company") elected to dismiss and terminate its engagement of Weaver & Martin, LLC ("Weaver”) as the principal independent registered public accounting firm responsible for auditing the Company's financial statements.

(ii) Weaver's report on the Company's financial statements for the past two years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) The termination, which was effective as of March 3, 2008, was approved by the Company's Board of Directors.

(iv) During the Company's two most recent fiscal years ended December 31, 2006 and 2005 and any subsequent interim period for which a review report was provided preceding the termination of Weaver, the Company did not have any disagreements with Weaver on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weaver, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

(v)  During the Company's two most recent fiscal years ended December 31, 2006 and 2005 and any subsequent interim period for which a review report was provided preceding the termination of Weaver, Weaver did not advise the Company of any of the following:

(1) That the internal controls necessary for the Company to develop reliable financial statements did not exist;

(2) That information had come to Weaver's attention that had led it to no longer be able to rely on management's representations, or that had made Weaver unwilling to be associated with the financial statements prepared by management; or

(3) That Weaver needed to expand significantly the scope of its audit, or that information had come to Weaver's attention that if further investigated may:

(i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements), and the issue has not been resolved to Weaver's satisfaction prior to its termination or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and due to Weaver's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation.

There were no reportable disagreements as described in Item 304(a)(1)(iv) of Regulation S-K or reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

(vi) The Company provided Weaver with a copy of the disclosures set forth in this Current Report on Form 8-K Item 4.01, and requested that Weaver review the disclosures and furnish the Company with a letter addressed to the Securities and Exchange Committee stating whether Weaver agrees with the statements made by the Company herein. The letter, a copy of which was received by the Company from Weaver, in which Weaver states that it is in agreement with the statements set forth herein, is attached hereto as Exhibit 16.1.

(b)	Engagement of Jewett, Schwarz, Wolfe & Associates as Registrant’s New Principal Independent Accountants

With the dismissal of Weaver, the Company has engaged Jewett, Schwartz, Wolfe & Associates ("Jewett") to serve as the principal independent registered public accounting firm responsible for auditing the Company's financial statements. The engagement, which is effective as of March 3, 2008, was approved by the Company's the Board of Directors. On January 7, 2008 Jewett was engaged by BioAuthorize, Inc., which is a wholly-owned subsidiary of the Company as a result of the share exchange effective February 18, 2008 and described on Form 8-K filed by the Company on February 22, 2008.

(i) Neither the Company nor anyone on behalf of the Company consulted Jewett during the two most recent fiscal years and any subsequent interim period prior to engaging Jewett, regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed; or (2) the type of audit opinion that might be rendered on the Company's financial statements. No written report or oral advice was provided to the Company that Jewett concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

(ii) No matter was either the subject of a disagreement as described in Item 304(a)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

(iii) The Company provided Jewett with a copy of the disclosures set forth in this Current Report on Form 8-K Item 4.01, and requested that Jewett review the disclosures, and if Jewett so desires, furnish the Company with a letter addressed to the Securities and Exchange Committee containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made in response to this Current Report on Form 8-K Item 4.01. Jewett has not provided any such letter.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits

16.1 Letter from Weaver & Martin, LLC dated March 3, 2008 on change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS HOLDINGS, INC.

Dated: March 5, 2008	By:	/s/ Yada Schneider
Yada Schneider,
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

16.1*	Letter from Weaver & Martin, LLC dated March 3, 2008 on change in certifying accountant.

*Filed herewith